EXHIBIT 99(a)(1)(I)
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Election Confirmation Screen

Green Dot
Option Exchange Program
Closes May 7, 2013 at 11:59 p.m. Pacific Time

Welcome to the Green Dot Corporation Option Exchange Program website!

Please enter your login ID (your Green Dot Corporation email address using @greendot.com) and password.

If this is your first visit to the website, your password is your 6-digit employee ID number and year of birth (######YYYY). Your employee ID is the same as the file number on your bi-weekly earnings statement. Once you enter the website for the first time (or after a password reset), you will be prompted to change your password.

If you have misplaced your password, please click here.

Login Id: ____________ (Not Case Sensitive)

Password: ____________ (Case Sensitive)

ENTER

Green Dot
Option Exchange Program
Closes May 7, 2013 at 11:59 p.m. Pacific Time

Welcome: Home Logout Administration

Welcome to the Green Dot Corporation Option Exchange Program website!

Green Dot Corporation (Green Dot) is offering Eligible Employees the opportunity to exchange Eligible Options for New Options covering a lesser number of Green Dot Class A common stock. This Exchange Offer will remain open until 11:59 p.m PDT on May 7, 2013 (or later if Green Dot extends the offer period).

The terms and conditions of the Exchange Offer are provided in the Offer to Exchange, which is linked below under "Learn." Capitalized words used on this website are defined in the Offer to Exchange. Before proceeding, you are encouraged to carefully read the Offer to Exchange and the related documents by clinking on the links below under "Learn." No one from Green Dot, Stock & Option Solutions, Inc. or any other entity related to this Exchange Offer is permitted to provide any advice, recommendation or additional information about the Option Exchange Program, and we encourage you to consult with your own advisors about your decision. We urge you to read the Exchange Offer materials carefully.

Learn

Click on any of the links below to learn more.

- Offer to Exchange
- FAQs
- Employee Presentation Materials
- Schedule TO - Tender Offer Statement
- Green Dot's Annual Report on Form 10-K
- Green Dot's Proxy Statement

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems.

Make My Election

You have 29 days left to elect whether to keep your Eligible Options or exchange some or all of them for New Options.

- Make/Change My Election
- Print My Election Confirmation

Need Help?

Contact Green Dot at optionexchange@greendotcorp.com.

Change Your Password

Green Dot
Option Exchange Program
Closes May 7, 2013 at 11:59 p.m. Pacific Time

Welcome:

Home Logout Administration

Make My Election (Step 1 of 4)

Indicate your decision to tender your Eligible Options identified below in exchange for New Options by selecting the "Yes" choice in the Election column for those Eligible Options you wish to tender and follow the steps to submit your election.

If you do not want to tender one or more of your Eligible Options for exchange, select the "No" choice in the Election column for those Eligible Options and follow the steps to submit your election.

If you do not select the "Yes" choice with respect to an Eligible Option, your election with respect to that Eligible Option will default to "No." In that event, the Eligible Option will not be exchanged. Eligible Options that are not exchanged will remain outstanding under their existing terms and conditions.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

- Offer to Exchange
- FAQs
- Employee Presentation Materials
- Schedule TO - Tender Offer Statement
- Green Dot's Annual Report on Form 10-K

If you previously submitted an election to exchange Eligible Options, you may change or withdraw your election at any time before the end of the offering period. You may change or withdraw your election by selecting "Yes" or "No" in the Election column for each Eligible Option and following the steps to submit your election. Your latest dated election that is received before the end of the offering period will supersede any previously dated election. It is your responsibility to make sure that your election is received before the end of the offering period.

If you elect to exchange an Eligible Option, you must exchange the entire Eligible Option; you may not exchange only part of an Eligible Option.

Eligible Options / New Options

Grant ID	Grant Date	Exercise Price	# of Shares Subject to Eligible Option	Exchange Ratio	# of Shares Subject to New Option	Election
						Yes No

Cancel Continue

Need Help?

Contact Green Dot at optionexchange@greendotcorp.com.

Green Dot
Option Exchange Program
Closes May 7, 2013 at 11:59 p.m. Pacific Time

Welcome: Home Logout Administration

Review My Election (Step 2 of 4)

You have made the following elections with respect to your Eligible Options:

Eligible Options					New Options	
Grant ID	Grant Date	Exercise Price	# of Shares Subject to Eligible Option	Exchange Ratio	# of Shares Subject to New Option	Election
						Yes No

Please note that Green Dot will not issue any fractional New Options. The amount in the "# of Shares Subject to New Option" column has been **rounded down** to the next whole share after applying the applicable exchange ratio on a grant-by-grant basis.

Click "Cancel" if you do not wish to make the elections indicated and to return to the previous screen. Click "Continue" if the elections indicated are those you wish to make and to continue to the next step in making your election.

Cancel | Continue

Need Help?

Contact Green Dot at optionexchange@greendotcorp.com.

Green Dot
Option Exchange Program
Closes May 7, 2013 at 11:59 p.m. Pacific Time

Welcome:

Home Logout Administration

Submit My Elections (Step 3 of 4)

By selecting "I Agree," you are submitting the Eligible Options indicated on the previous screen for exchange in the Exchange Offer and are agreeing and confirming the following:

I am an employee of Green Dot Corporation.

I have received and read the Offer to Exchange Certain Outstanding Stock Options for New Stock Options (the "Offer to Exchange"), dated as of April 10, 2013 and the form of nonqualified stock option award agreement applicable to me (the "Award Agreement"). I have read carefully, understand and agree to be bound by all the terms and conditions of the Exchange Offer as described in the Offer to Exchange and the Award Agreement. Capitalized terms not defined herein have the meaning set forth in the Offer to Exchange.

I understand that my latest dated election received before the expiration of the Exchange Offer will, upon acceptance by Green Dot, constitute a binding agreement between Green Dot and me with respect to all of my Eligible Options that are accepted for cancellation and exchange.

By submitting this election, I elect to exchange or not to exchange the Eligible Options indicated. By electing to exchange Eligible Options, I agree that any Eligible Options that I validly elect to exchange, if accepted for exchange, will be cancelled, and I will lose all my rights to purchase any shares under the exchanged Eligible Options. By electing to exchange my Eligible Options, I also agree that if my election is accepted, my election constitutes my acceptance of New Options granted in exchange therefor and my agreement to and acceptance of the terms and conditions set forth in the Award Agreement. If I previously submitted an election to exchange some or all of my Eligible Options and wish to withdraw one or more of my tendered options from the Offer and/or change my election to tender Eligible Options, by submitting this election, I elect to exchange or not exchange the Eligible Options now indicated.

I understand that I am not required to tender my Eligible Options for exchange, and participation in the Exchange Offer is completely voluntary. I understand that I am not required to exchange any of my Eligible Options. If I elect to participate in the Exchange Offer, I may elect to tender any or all of my Eligible Options on a grant-by-grant basis. If I do not wish to participate in the Exchange Offer, no action is required on my part.

I understand that if I do not elect to exchange some or all of my Eligible Options, I will not receive any New Options in exchange for such Eligible Options and will continue to hold the Eligible Options that I do not elect to exchange, which will continue to be governed by the terms and conditions of the applicable existing stock option award agreements between Green Dot and me.

Green Dot has advised me to consult with my own tax, financial and legal advisors as to the consequences of participating or not participating in this Exchange Offer before making any decision whether to participate.

I understand that participation in the Exchange Offer does not modify or change my employment relationship with Green Dot or its subsidiaries and that, subject to applicable law, if my employment with Green Dot is terminated by me or Green Dot or its subsidiary (as applicable) voluntarily, involuntarily, or for any reason or no reason, on or before the expiration of the Offer, I will not have a right to the grant that I would have been eligible to receive under the Option Exchange Program.

I understand that Green Dot may extend, amend, withdraw or terminate the Exchange Offer and postpone its acceptance and cancellations of any Eligible Option that I have tendered for exchange. In any such event, I understand that the Eligible Options tendered by me for exchange but not accepted will remain in effect with their current terms and conditions.

I understand that my elections herein will survive my death or incapacity and will be binding on my heirs, personal representatives, successors and assigns.

Email Address:

An email will be sent to the email address above confirming your election after you select the "I Agree" button.

Click "Cancel" to return to the previous screen to review or change your elections.

Cancel   I Agree

Need Help?

Contact Green Dot at optionexchange@greendotcorp.com.

Green Dot
Option Exchange Program
Closes May 7, 2013 at 11:59 p.m. Pacific Time

Welcome:

Home Logout Administration

Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

Eligible Options					New Options	
Grant ID	Grant Date	Exercise Price	# of Shares Subject to Eligible Option	Exchange Ratio	# of Shares Subject to New Option	Election
						Yes

PRINT THIS PAGE FOR YOUR RECORDS by clicking the "Print a Confirmation" button below. We strongly encourage you to print this page and keep it for your records.

After your confirmation has printed, click "Logout".

IMPORTANT NOTE: WITHDRAWING YOUR ELECTION. You may withdraw your election to tender at any time prior to the Option Exchange Program deadline. To withdraw your election to exchange an Eligible Option, you must log back on to this Option Exchange Program website and withdraw your election by 11:59 p.m., Pacific Time, on May 7, 2013, unless otherwise extended by us, and submit a new election. If you cannot log back on to this website, please contact the Option Exchange Program administrator at optionexchange@greendotcorp.com. You may not rescind any withdrawal, and we will not consider any Eligible Option properly tendered for exchange, unless your Eligible Option is properly re-tendered through this Option Exchange Program website (or another permitted method under the Offer to Exchange) before the Option Exchange Program deadline.

Print A Confirmation | Logout | Return To Welcome Page

Green Dot Option Exchange Program – Election Confirmation

Your election has been recorded as follows:

Name:

Employee ID # :

Date:

Eligible Options					New Options	
Grant ID	Grant Date	Exercise Price	# of Shares Subject to Eligible Option	Exchange Ratio	# of Shares Subject to New Option	Election
						Yes

We strongly encourage you to print this page and keep it for your records.

IMPORTANT NOTE: WITHDRAWING YOUR ELECTION. You may withdraw your election to tender at any time prior to the Option Exchange Program deadline. To withdraw your election to exchange an Eligible Option, you must log back on to this Option Exchange Program website and withdraw your election by 11:59 p.m., Pacific Time, on May 7, 2013, unless otherwise extended by us, and submit a new election. If you cannot log back on to this website, please contact the Option Exchange Program administrator at optionexchange@greendotcorp.com. You may not rescind any withdrawal, and we will not consider any Eligible Option properly tendered for exchange, unless your Eligible Option is properly re-tendered through this Option Exchange Program website (or another permitted method under the Offer to Exchange) before the Option Exchange Program deadline.